                                                                 Exhibit 10.(n)


                                       AMENDED AND RESTATED
                              STOCKHOLDERS' AGREEMENT, dated as
                              of June 3, 1996, among MAGNAVISION
                              CORPORATION, a Delaware corporation
                              (the "Corporation"), MAGNAVISION
                              CORPORATION, a New Jersey
                              corporation ("Subsidiary"),
                              MAGNAVISION WIRELESS CABLE, INC., a
                              Delaware corporation ("New
                              Subsidiary"), the Investors and the
                              other parties listed on Schedule I
                              (collectively, the "Stockholders").


                  The Corporation, Subsidiary and the Stockholders are parties to a Stockholders' Agreement dated as of August 25, 1995
(the "Original Stockholders' Agreement").

                  The Corporation is a corporation duly organized and existing under the laws of the State of Delaware with an authorized capitalization of 750,000,000 shares of Common Stock, $.004 par value, as adjusted from time to time (the "Common
Stock"). Each of the Stockholders owns that number of shares of Common Stock and/or owns or has the right to acquire (by the exercise of warrants that are exercisable for Common Stock) that number of shares of Common Stock set forth opposite the name of each such Stockholder on Schedule I attached hereto.

                  Subsidiary is a corporation duly organized and existing under the laws of the State of New Jersey with an authorized capitalization of 20,000,000 shares of common stock, without par value, all of which are owned by the Corporation.

                  New Subsidiary is a corporation duly organized and existing under the laws of the State of Delaware with an authorized capitalization of 100 shares of common stock, $.001 par value, all of which are owned by Subsidiary.

                  It is deemed to be in the best interests of the Corporation, Subsidiary, New Subsidiary, and the Stockholders that provision be made for the continuity and stability of the business and policies of the Corporation, Subsidiary and New Subsidiary and, to that end, the Corporation, Subsidiary, New Subsidiary, and the Stockholders hereby agree to amend, restate and supersede the Original Stockholders' Agreement, to include New Subsidiary as a party to the Stockholders' Agreement, and to set forth their agreement with respect to the shares of stock owned by the Stockholders, the Corporation and Subsidiary.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree that the Original Stockholders'
Agreement be amended and restated as follows:

                  SECTION 1. Definitions. As used herein, the following terms have the following respective meanings:

                  (a) "Asset Sale" shall have the meaning set forth in
Section 2(g) hereof.

                  (b) "Cacomm" shall mean Cacomm, Inc., a New Jersey corporation and stockholder of the Corporation.

                  (c) "Cash Proceeds" shall have the meaning set forth in Section 3(e) hereof.

                  (d) "Collateral Agent" shall mean IBJS Capital
Corporation, as agent for the Investors.

                  (e) "Competitive Business" shall mean any business involving the design, development, construction and marketing of private cable systems and services, wireless cable systems and services and telecommunications systems and services to customers.

                  (f) "IBJS Stock" shall mean that amount of the Investors Stock issued or issuable upon exercise of the Warrants issued to IBJS Capital Corporation and IBJ Schroder Bank & Trust
Company.

                  (g) "Investors" means IBJS Capital Corporation, IBJ Schroder Bank & Trust Company and KOCO Capital Company, L.P., which purchased Warrants under the Securities Purchase Agreement, and shall include any successor to, or assignee or transferee of, any such person who or which agrees in writing to be treated as an Investor and to be bound by the terms and comply with the provisions hereof.

                  (h) "Investors' Stock" means (i) the Common Stock of the Corporation issued to the Investors (or their permitted assigns) upon exercise of the Warrants and (ii) any shares of Common Stock issuable upon exercise of the Warrants.

                  (i) "KOCO Stock" shall mean that amount of the Investors' Stock issued or issuable upon exercise of the Warrants issued to KOCO Capital Company, L.P.

                  (j) "Net Proceeds" shall have the meaning given to such term in Section 3(a) hereof.

                  (k) "New Subsidiary Stock" shall have the meaning set forth in Section 9 hereof.

                  (l) "Non-cash Proceeds" shall have the meaning set forth in Section 3(e) hereof.

                  (m) "Non-Investor Stockholder" shall mean all Stockholders excluding the Investors.

                  (n) "Notes" shall mean the Amended and Restated Notes issued to the Investors pursuant to the Securities Purchase
Agreement.

                  (o) "Obligations" shall mean the due and punctual payment of the principal of, premium, if any, and interest on the Notes and other monetary obligations under the Securities
Purchase Agreement and the performance of all other obligations of the Obligors to the Investors, howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now existing or hereafter arising under the Notes, the Securities Purchase Agreement and this Agreement or any other agreement or document related hereto or thereto.

                  (p) "Obligors" shall mean the Corporation, the Subsidiary and the New Subsidiary.

                  (q) "Repurchase Notice" shall have the meaning set forth in Section 3(c) hereof.

                  (r) "Repurchase Option" shall have the meaning set forth in Section 3(b) hereof.

                  (s) "Rule 144" means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto.

                  (t) "Securities Act" means the Securities Act of 1933, and the rules and regulations of the Securities and Exchange
Commission thereunder, all as the same shall be in effect from time to time.

                  (u) "Securities Purchase Agreement" means the Securities Purchase Agreement, dated August 25, 1995, among the Corporation, MagnaVision Corporation and the Investors as amended by Amendment No. 1 to the Securities Purchase Agreement dated the date hereof.

                  (v) "Subsidiary Stock" shall have the meaning set forth in Section 2(f) hereof.

                  (w) "Warrants" means the Warrants issued by the Corporation and purchased by the Investors pursuant to the Securities Purchase Agreement.

                  SECTION 2.  Election of Directors; Voting.  (a)
Commencing on the date hereof and until the Investors' Stock

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constitutes less than five (5) percent of the Common Stock of the
Corporation (on a fully diluted basis) outstanding from time to time, at each annual meeting of the stockholders of the Corpora-tion, and at each special meeting of the stockholders of the Corporation called for the purpose of electing directors of the Corporation, and at any time at which stockholders of the Corpo-ration shall have the right to, or shall, vote for or consent in writing to the election of directors of the Corporation, then, and in each such event, the Stockholders shall vote all shares of stock of the Corporation owned by them, and their respective transferees shall so vote, for, or consent in writing with respect to such shares in favor of, the election of a Board of Directors consisting of not more than five (5) persons, of which the Investors holding a majority of IBJS Stock shall have the right to designate one (1) director and the Investors holding a majority of KOCO Stock shall have the right to designate one (1) director; provided, however, that if an authorized officer of the Department of Education, Archdiocese of New York does not execute the consent attached to the Collateral Assignment as Exhibit B on or prior to September 1, 1995, the Investors shall have the right to designate a majority of the Board of Directors of the Corporation and such Stockholders shall take all action as is necessary or required to elect such directors. Such right to designate a majority of the Board of Directors shall terminate upon such execution of the consent. Upon the request of the Investors, the Corporation shall, and the Stockholders shall cause the Corporation to, appoint or elect the directors designated by the Investors.

                  (b) The Corporation and Stockholders agree to appoint the directors designated by the Investors to serve on the Corporation's Board of Directors Audit, Compensation and
Executive Committees.

                  (c) The Stockholders shall vote their shares of stock
(i) to remove any director whose removal is required by the parties with the power to designate such director and (ii) to fill any vacancy created by the removal, resignation or death of a director, in each case for the election of a new director designated and approved, if approval is required, in accordance with the provisions of this Section 2.

                  (d) Anything contained herein to the contrary notwithstanding, commencing from the date hereof, the Investors or their representatives shall have the right to attend, be present at and observe all Board of Director and committee meetings of the Corporation and shall be reimbursed for their out-of-pocket expenses in attending any such meeting.

                  (e) The Board of Directors shall meet no less frequently than quarterly. The Stockholders shall amend the bylaws of the Corporation and the bylaws of the New Subsidiary to provide that a quorum of the Board of Directors or any Committee of the Board of Directors shall exist upon timely and lawful receipt by the directors designated by the Investors of a duly issued notice of meeting notwithstanding that such director fails to attend such meeting. Prior to any exercise of the Repurchase Option by the Investors or the Corporation pursuant to Section 3 hereof, any action with respect to compensation or bonuses shall require the vote of one of the directors nominated by the Investors. Such amendments shall not be further amended without the consent of the Investors.

                  (f) Upon the request of the Investors, (i) the Stockholders shall vote and cause the Corporation to vote to approve any Asset Sale or sale of the capital stock of the New Subsidiary approved by the Board of Directors of the Subsidiary or the New Subsidiary and (ii) the Corporation shall vote all of the issued and outstanding common stock of the Subsidiary held by the Corporation (the "Subsidiary Stock") in favor of an Asset Sale by the New Subsidiary or a sale of the capital stock of the New Subsidiary. The Corporation shall not transfer, assign or sell the Subsidiary Stock, without the prior written consent of the Investors.

                  (g) Commencing on the date hereof, at each annual meeting of the stockholders of the New Subsidiary, and at each special meeting of the stockholders of the New Subsidiary called for the purpose of electing directors of the New Subsidiary, and at any time at which stockholders of the New Subsidiary shall have the right to, or shall, vote for or consent in writing to the election of directors of the New Subsidiary, then, and in each such event, the Subsidiary shall vote all shares of stock of the New Subsidiary owned by the Subsidiary, and their respective transferees shall so vote, for, or consent in writing with respect to such shares in favor of, (i) the election of a Board of Directors consisting of not more than five (5) persons, of which the Investors shall have the right to designate (A) if on or prior to six (6) months from the date hereof, two (2) directors, of which the Investors holding a majority of the IBJS Stock shall have the right to designate one (1) director and the Investors holding a majority of the KOCO Stock shall have the right to designate one (1) director, and (B) if after six (6) months from the date hereof, three (3) directors, of which the Investors holding a majority of the IBJS Stock shall have the right to designate two (2) directors and the Investors holding a majority of the KOCO Stock shall have the right to designate one
(1) director (all directors designated pursuant to this Subsection, collectively, the "Investor New Subsidiary
Directors") and (ii) that New Subsidiary shall not engage in any sale of assets of New Subsidiary outside of the ordinary course of business (an "Asset Sale") without the unanimous consent of the Investor New Subsidiary Directors. Upon the request of the Investors, the New Subsidiary shall, and the Subsidiary shall cause the New Subsidiary to, appoint or elect the Investor New Subsidiary Directors. The Investor New Subsidiary Directors shall serve as Investor New Subsidiary Directors until all of the

Obligations are paid in full at which time the Investor New
Subsidiary Directors shall resign.

                  SECTION 3. Put/Call Option. (a) In order to facilitate the Repurchase Option, the Corporation, the New Subsidiary or the Subsidiary as applicable shall maintain any gross proceeds of Asset Sales less (i) the funds applied to the payment of the Obligations, (ii) the reasonable expenses of such Asset Sales and (iii) a reserve for taxes payable in connection therewith after taking into account any tax loss carryforwards or carrybacks available to the consolidated group for tax purposes of which the Corporation is the parent (the "Net Proceeds") in excess of $500,000 in cash or cash equivalent securities until the earlier of (A) the closing of the Repurchase Option which shall take place within 60 days following the Corporation's, the Subsidiary's or the New Subsidiary's receipt of any Proceeds, as extended by the number of days it takes, if any, the American Arbitration Association to select a Valuer (as defined below) pursuant to Section 3(d) or (B) the failure of each Warrant Holder to deliver a Repurchase Notice with respect to the Asset Sale giving rise to such Proceeds within 20 days following its receipt of an Asset Sale Notice. The Corporation shall promptly notify the Investors in writing of any Asset Sale detailing the assets sold and the consideration received thereby (the "Asset Sale Notice").

                  (b)  Within 20 days following each Asset Sale Notice,
(i) each holder of Warrants may, at its option, require the Corporation to repurchase from such holder of Warrants (each, a "Warrant Holder" and collectively, the "Warrant Holders") that number of Warrants equal to the number of Warrants then held by such Warrant Holder less the number of Warrants the Warrant
Holder is then required to surrender to the Corporation pursuant to the terms of the Warrants multiplied by a fraction (A) the numerator of which shall be the Net Proceeds and (B) the denominator of which shall be the fair market value of the Corporation and (ii) the Corporation may, at its option, repurchase from the Warrant Holders all of the Warrants then held by the Warrant Holders, upon the terms set forth in this Section, for a purchase price equal to their fair market value net of the exercise price of such Warrants (the "Repurchase Option"). The determination of "fair market value" of the Corporation or of the Warrants for the purposes of this Section 3(b) and any fees and expenses arising therefrom shall be made in accordance with the procedures set forth in Section 3(d) hereof.

                  (c) The rights set forth in this Section may be exercised by notice of the exercising party setting forth the number of Warrants to be repurchased (in the case of a notice sent by the Warrant Holders, such notice shall set forth a good faith estimate of the number of Warrants to be repurchased and such estimate shall be fixed upon the determination of fair market value of the Corporation or of the Warrants in accordance with Section 3(d) hereof) and the date of such repurchase (a "Repurchase Notice"). The Repurchase Notice shall be delivered to the non-exercising party at least 20 days prior to the date of intended repurchase.

                  (d) Upon the delivery of any Repurchase Notice, the Corporation and the Warrant Holder shall determine in good faith the fair market value of the Corporation and of the Warrants subject to the Repurchase Notice (the "Valuation"). If the Corporation and the Warrant Holder are unable to make such Valuation within 10 days following the delivery of such Repurchase Notice, the Valuation shall be determined by a nationally recognized investment banking firm (the "Valuer") mutually agreed upon by the Corporation and the Warrant Holder.
The Corporation and the Warrant Holder shall cooperate with each other in good faith to select such Valuer. If the Corporation and the Warrant Holder are unable to select a Valuer within 10 days, either party may petition the American Arbitration
Association to select the Valuer. The Valuation hereunder shall exclude discounts for the lack of liquidity of the Warrants and for the Warrants being exercisable for a non-controlling interest in the Corporation. The Valuer shall make a written Valuation within 20 days of its selection. The Valuer's Valuation shall be conclusive and binding upon the Corporation and the Warrant
Holder. The fees and expenses of the Valuer shall be equally borne by the parties; provided, however, that if the Warrant
Holders mutually agree upon more than one (1) Valuer, the Corporation shall not be obligated to share equally the fees and expenses of more than one (1) such Valuer.

                  (e) All payments to be made by the Corporation hereunder shall be made in U.S. Dollars to the Warrant Holders in funds with same day availability in New York City within 10 days of either: (i) an agreement by the Warrant Holders and the Corporation as to the Valuation or (ii) the selection by the Valuer of a Valuation pursuant to this Section, as applicable.
If the Net Proceeds received by the Corporation, the Subsidiary or the New Subsidiary are in the form of cash ("Cash Proceeds") and non-cash property ("Non-cash Proceeds"), the Corporation's payment to each Warrant Holder exercising its Repurchase Option hereunder shall consist of cash and non-cash property in the same proportions that the Cash Proceeds and Non-cash Proceeds represent of the Net Proceeds; provided, however, that any Non-cash Proceeds payable to a Warrant Holder hereunder in lieu of cash shall be securities that are listed or admitted to trading on the New York Stock Exchange, the National Association of Securities Dealers Automated Quotation System or the American Stock Exchange; or other readily marketable securities consented to in writing by the Warrant Holder exercising its Repurchase Option.

             SECTION 4. Tag-Along Rights. (a) Upon receipt of any offer from a third party to purchase its shares of Common Stock, in whole or in part, Cacomm shall promptly notify the Investors in writing of the terms of such offer and the identity of the offeree. If Cacomm proposes to transfer to a third party, and any parties related to such third party (collectively, the "Third Party"), in one or more transactions, Common Stock held by it, which in the aggregate constitutes twenty (20) percent or more of the Common Stock of the Corporation on a fully-diluted basis, each Investor shall have the right to participate in such transfer in accordance with Sections 4(b), 4(c) and 4(d) hereof. Unless such Third Party purchases the Common Stock or Warrants or any combination thereof, that the Investors elect to sell pursuant to this Section 4, Cacomm shall not transfer its Common Stock to such Third Party.

                  (b) If Cacomm proposes to transfer its Common Stock to a third party, Cacomm shall give written notice to each Investor
(a "Tag-Along Notice"), which notice shall identify the proposed
Third Party purchaser and state the number of shares of Common
Stock proposed to be transferred by Cacomm, the proposed offering price (which shall only be for cash prior to the payment in full of the Obligations) and any other material terms and conditions of the proposed Cacomm transfer. The Tag-Along Notice shall also contain a true and correct copy of any offer to Cacomm by the Third Party offeror.

                  (c) Each Investor shall have the right to transfer, at the same price and upon no less favorable terms and conditions as Cacomm, that number of shares of Common Stock or Warrants held by such Investor, or any combination thereof, equal to (i) that percentage of the Common Stock of the Corporation on a fully diluted basis represented by the shares of Common Stock that Cacomm proposes to transfer multiplied by (ii) the Investors'
Stock held by such Investor; provided, that the price for any Warrants to be transferred shall be the difference between the Third Party's offer price for the Common Stock and the Warrant exercise price.

                  (d) Within thirty (30) days after the date of delivery of a Tag-Along Notice, any of the Investors may elect to participate in the Cacomm transfer pursuant to the terms and conditions of such Tag-Along Notice and this Agreement by delivery of a written notice to Cacomm. Each Investor shall not be required to make any representations and warranties to the third party purchaser or any other person except as to good title, the full payment therefor and the absence of liens with respect to such Investor's shares of Common Stock and/or Warrants and the authority for and the validity and binding effect of any agreements entered into by such Investor in connection with such transfer.

             SECTION 5. Preemptive Rights. (a) In the event that any capital stock or other securities are issued by the Corporation, other than Excluded Stock as defined in the

Warrants, each Investor shall have the right to purchase its proportionate share of such issuances in an amount equal to the shares of capital stock or other securities to be issued multiplied by a fraction (i) the numerator of which is the number of shares of Investors Stock held by such Investor and (ii) the denominator of which is the number of shares of capital stock of the Corporation on a fully-diluted basis prior to giving effect to such issuance by the Corporation.

                  (b) The Corporation shall give 20 days prior written notice to the Investors of any issuance of capital stock or other securities by the Corporation. Each Investor shall have the right to purchase its proportionate share of such issuance by giving written notice of its intention to exercise its rights in accordance with Section 5(a) hereof, at a closing to be held no later than 20 days after such Investor has received notice of the issuance from the Corporation.

                  SECTION 6. Subordination. (a) All payment obligations and liabilities of the Corporation and its subsidiaries to Non-
Investor Stockholders and affiliates of Non-Investor Stockholders in excess of $20,000 shall be subordinate and junior in right of payment and performance, to the extent and in the manner provided in this Agreement, to the prior payment and satisfaction in full in cash of all the Obligations.

                  (b) Until all Obligations shall have been indefeasibly paid and satisfied in full in cash, each Non-Investor Stockholder shall not (i) demand, accelerate the maturity of, sue for or accept, take or receive from the Corporation or any of its respective subsidiaries (or from any other Person) any payment, assignment, transfer, grant or acquisition described in the preceding clause (a) (including, without limitation, taking any action to cause the rescission of any loan or any other security issued in connection with the payments owed to it or to otherwise enforce its rights in respect of the payments owed to it, (ii) cancel, set off or otherwise discharge any part of the payments owed to it in partial or complete satisfaction of any obligation of any nature whatsoever owing to the Corporation or any of its respective subsidiaries by the Non-Investor Stockholder or (iii) without the prior written consent of the Required Investors, commence or join with any other creditor of the Corporation or any of its respective subsidiaries in the commencement of any proceeding against the Corporation or any of its respective subsidiaries under any bankruptcy, reorganization, readjustment or arrangement of debt, receivership, liquidation, insolvency, fraudulent conveyance or other similar law.

                  (c) If any payment or distribution of any character, whether in cash, securities or other property, is received by a Non-Investor Stockholders from the Corporation or any of its respective subsidiaries or any other Person (including, without limitation, any receiver or trustee appointed with respect to all or any part of the assets) upon or with respect to any payment owed to it contrary to or in violation of any provision of this Agreement, the Non-Investor Stockholder shall receive and hold the same as trustee in trust for the benefit of the Investors and shall forthwith deliver the same to the Collateral Agent in precisely the form received (except, where necessary, for the endorsement or assignment of the Non-Investor Stockholder, which shall be made), for application to the Obligations, whether or not then due. In the event of the failure of the Non-Investor Stockholder to make any endorsement or assignment to the Collateral Agent as required by the immediately preceding sentence, the Collateral Agent is hereby irrevocably authorized to make the same.

                  SECTION 7. Tax Consolidation. From the date hereof, Cacomm hereby agrees that it shall not make any federal, state or local tax filing on a consolidated basis with the Corporation unless required by law. Cacomm further agrees that it shall enter into a tax sharing agreement acceptable to the Investors with respect to such consolidation upon the Investors' request.

                  SECTION 8. Agreement Not to Compete. (a) Cacomm acknowledges and agrees that the value and goodwill of the Corporation's business would be substantially impaired if Cacomm engaged in a Competitive Business. Accordingly, Cacomm hereby agrees that until all of the Obligations are paid in full, Cacomm shall not:

                           (i) engage in any Competitive Business at any location in the states between Maine and North Carolina, whether such engagement shall be as an employer, owner, employee, partner, advisor, consultant, stockholder or other participant in any Competitive Business (or in any similar capacity in which Cacomm derives an economic benefit from a Competitive Business);

                           (ii) assist others in engaging in any Competitive Business in the manner described in the foregoing clause
         (i);

                           (iii) solicit, entice or induce any employee of the Corporation or any subsidiary to terminate his or her employment or engage in any Competitive Business;

                           (iv) solicit, entice or induce any vendor, customer or distributor of the Corporation or any subsidiary to terminate or materially diminish its relationship with the Corporation or such subsidiary; or

                           (v) otherwise knowingly damage, disparage or interfere with the Corporation or any subsidiary;

provided, however, that nothing contained in this Agreement shall prohibit (i) Cacomm from owning in the aggregate less than 1% of a class of publicly-traded securities issued by any Competitive Business or (ii) Cacomm from maintaining its partnership interest in the Grand Alliance Partnership so long as Cacomm does not affirmatively vote for, approve or assist or derive an economic benefit from the partnership's direct or indirect participation in a Competitive Business.

                  (b) Cacomm acknowledges that a remedy at law for any breach or threatened breach of the provisions of this Section 8 would be inadequate and therefore agrees that the Corporation shall be entitled to injunctive relief; provided, however, that nothing contained herein shall be construed as prohibiting the Corporation from pursuing any other remedies available for any such breach or threatened breach.

                  SECTION 9. Transfer of Proxy. As of the date hereof, the Subsidiary shall execute and deliver to the Investors an unrestricted and irrevocable proxy coupled with an interest together with undated stock powers in blank to vote all of the outstanding shares of common stock of the New Subsidiary then held by the Subsidiary (the "New Subsidiary Stock"), at any meeting of the stockholders of the Subsidiary or the New Subsidiary, as the case may be, and to take any written action to be taken by the stockholders of the Subsidiary or the New Subsidiary, as the case may be, in such manner as the Investors, in their sole discretion, deem appropriate. Such irrevocable proxy and stock powers shall be effective upon the date which is six (6) months after the date hereof and shall be in form and substance satisfactory to the Investors. The foregoing rights of the Investors represented by the irrevocable proxy shall terminate upon the repayment in full of the Obligations.

                  SECTION 10. Restrictions on Transfer. A Stockholder shall not sell, transfer, assign, pledge or encumber its stock of the Corporation or any of its rights hereunder, except to a transferee (a) who or which, prior to such sale, transfer, assignment, pledge or encumbrance, has executed an agreement to be bound by all the provisions of this Agreement or (b) pursuant to a sale, transfer or assignment (i) in compliance with Rule 144 or (ii) as part of a public offering of the stock of the Corporation pursuant to a registration statement effective under the Securities Act.

                  SECTION 11. Termination. This Agreement shall automatically terminate on the date the Investors' Stock constitutes less than five (5) percent of the Common Stock of the Corporation (on a fully diluted basis) outstanding from time to time.

                  SECTION 12. Additional Shares of Stock. In the event additional shares of stock are issued by the Corporation to any

Stockholder or transferee thereof at any time during the term of this Agreement, either directly or upon the conversion, exercise or exchange of securities of the Corporation convertible into or exercisable or exchangeable for shares of stock, such additional shares of stock shall, as a condition to such issuance, become subject to the terms and provisions of this Agreement.

                  SECTION 13. Legend on Stock Certificates. Each certificate representing shares of stock held by the Stockholders shall bear a legend containing the following words:

          "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND/OR THE RIGHTS OF THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN RESPECT OF THE ELECTION OF DIRECTORS ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE STOCKHOLDERS' AGREEMENT DATED AUGUST 25, 1995, AS AMENDED, AMONG MAGNAVISION CORPORATION AND CERTAIN HOLDERS OF THE OUT-STANDING CAPITAL STOCK OF SUCH CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF MAGNAVISION CORPORATION."


                  SECTION 14. Severability; Governing Law. If any provisions of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by, and construed in accordance with, (a) the laws of the State of New York applicable to contracts made and to be performed wholly therein and (b) the laws of the State of Delaware with respect to corporations incorporated therein.

                  SECTION 15. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, legal representatives and heirs.

                  SECTION 16. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy or sent by nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by such party to the other parties:

              (i)          if to the Corporation, Subsidiary or
                             New Subsidiary, to:

                           Magnavision Corporation
                           1725 Highway 35 South
                           Wall Township, New Jersey  07719
                           Telecopy:   (908) 974-1106
                           Attention:  Nicholas Mastrorilli, Sr.

                           with a copy to:

                           Zimet, Haines, Friedman & Kaplan
                           460 Park Avenue
                           New York, New York  10022
                           Telecopy: (212) 223-1151
                           Attention:  Stephen M. Fields, Esq.

             (ii) if to the Investors to their respective addresses set forth on Schedule I hereto, with a copy to:

                           O'Sullivan Graev & Karabell, LLP
                           30 Rockefeller Plaza
                           New York, New York  10112
                           Telecopy:  (212) 408-2420
                           Attention:  Howard M. Bergtraum, Esq.; and

                           Brownstein, Hyatt, Farber & Strickland
                           410 Seventeenth Street
                           Denver, Colorado  80202
                           Telecopy:  (303) 623-1956
                           Attention:  Steven Siegel, Esq.

            (iii) if to the Non-Investor Stockholders to their respective addresses set forth on Schedule I hereto.

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of person-al delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

                  SECTION 17. Modification. Except as otherwise provid-ed herein, neither this Agreement nor any provisions hereof can be modified, changed, discharged or terminated except by an in-strument in writing signed by the Corporation and the Stockholders.

                  SECTION 18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

                  SECTION 19. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corres-ponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

                  SECTION 20. Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings with respect thereto.

                  SECTION 21. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable on the date hereof if the originally executed counterpart is delivered within a reasonable period thereafter.

                                      * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stockholders' Agreement on the date first above written.


                                   MAGNAVISION CORPORATION, a Delaware
                                   corporation


                                   By:________________________________
                                      Nicholas Mastrorilli, Sr.,
                                      President

                                   MAGNAVISION CORPORATION, a New Jersey
                                   corporation


                                   By:________________________________
                                      Nicholas Mastrorilli, Sr.,
                                      President


                                   MAGNAVISION WIRELESS CABLE, INC.


                                   By:________________________________
                                      Nicholas Mastrorilli, Sr.,
                                      President

                                   IBJS CAPITAL CORPORATION


                                   By:_________________________________
                                      Paul Echausse,
                                      Vice President and
                                        Chief Operating Officer


                                   IBJ SCHRODER BANK & TRUST COMPANY


                                   By:_________________________________
                                      Paul Echausse,
                                      Vice President

                                   KOCO CAPITAL COMPANY, L.P.

                                   By:  Kisco Capital Corporation, its
                                              General Partner


                                   By:_________________________________
                                      Albert Pastino,
                                      President

                                   CACOMM, INC.


                                   By:_________________________________
                                      Nicholas Mastrorilli, Sr.,
                                      President


                                   NICHOLAS MASTRORILLI, SR.


                                   By:_________________________________
                                      Name:   Nicholas Mastrorilli, Sr.

                                   SCHEDULE I


                                  Stockholders



                                              Number of Common
Name and Address of Stockholder               Stock Equivalents
- -------------------------------               -----------------

IBJS Capital Corporation                         3,417,682
One State Street
New York, New York  10004
Telecopier:  (212) 952-1629
Attention:   Paul Echausse

IBJ Schroder Bank & Trust Company                6,835,364
One State Street
New York, New York  10004
Telecopier:  (212) 952-1629
Attention:   Paul Echausse

KOCO Capital Company, L.P.                       6,835,364
111 Radio Circle
Mt. Kisco, New York  10549
Telecopier:   (914) 241-7476
Attention:    Albert Pastino

Cacomm, Inc.                                    18,717,782
[Insert Address]